EXHIBIT 10.2

                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 30th day of September, 2003.

A M O N G:

         3323455 CANADA INC.
         (hereinafter called the "Purchaser")
                                                               OF THE FIRST PART
                   - AND -

         DAVID VINCENT, JOCELYN MULDER,  YVON DOMPIERRE,
         3563405 CANADA Inc. and 3563456 Canada Inc.,
         (hereinafter called the "Shareholders")
                                                              OF THE SECOND PART
                   - AND -

         KISCHI KONSULTING INC
         (hereinafter called "Kischi")
                                                               OF THE THIRD PART
                   - AND -

         2906694 CANADA INC. AND 3054276 CANADA INC.
         (hereinafter collectively called the "Holdings")
                                                              OF THE FOURTH PART

WHEREAS the Listed Company is acquiring all of the outstanding shares of the Purchaser and the Purchaser will be acquiring all of the outstanding shares of Kischi, and the Holdings as part of a comprehensive transaction (the " Comprehensive Transaction"); and

WHEREAS the Shareholders desire to sell to the Purchaser, and the Purchaser desires to purchase from the Shareholders, all of the issued and outstanding capital stock of the Holdings owned by the Shareholders, pursuant to the terms and conditions hereof; and

WHEREAS the Holdings own all of the issued and outstanding capital stock of Kischi;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

ARTICLE 1 -

                                 INTERPRETATION

1.1      DEFINITIONS

In this Agreement and in all amendments hereto the following words, whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, shall have the following meanings:

                  "AFFILIATES" shall include the Shareholders, members of the family of the Shareholders, and any Person other than the Shareholders that is under common control of the Shareholders.

                  "AGREEMENT" shall mean this Share Purchase Agreement as amended from time to time and all schedules attached herewith which form an integral part of this agreement.

                  "BUDGET" shall mean the July 1st 2003 to June 30th 2004 Kischi and 2906694 Canada Inc. pro-forma income statements including a break down of monthly expenses prepared by the Shareholders and, in accordance with GAAP applied on a consistent basis for the past two years, attached herewith in
Schedule 1.1 Budget

                  "CLAIMS, PROCEEDINGS OR RESTRICTIONS" shall mean any claims, legal, administrative or other proceedings, suits, investigations, complaints, notices of violation or similar process, judgements, injunctions, orders, decrees or directives against, relating to or directly or indirectly affecting
(a) any Corporation, its assets, business or its ability to acquire property or conduct business in any area, or (b) the officers or directors, agents, employees or consultants of any Corporation, which as to all matters described in (a) or (b) above if determined adversely to any of the above (or if adopted in the case of proposed governmental restriction), might individually or in the aggregate, either adversely affect the condition (financial or otherwise), operations, business or prospects of the Corporations, or challenge the validity or propriety of the transactions contemplated by the Agreement, or the ability of the parties to consummate such transactions in accordance with the terms of the Agreement.

                  "CLOSING" shall mean the consummation of the transactions described in Section 2.2 hereof pursuant to the terms hereof.

                  "CLOSING CASH" shall mean that as at Closing, the cash position of Kischi and each of the respective holdings shall be $1.00CAD .The cash position will be the result of the following calculation, all items are as at Closing :(good standing accounts receivable + Receivables worked but not yet invoiced + Cash) - (Accounts Payable + Expenses incurred but not yet invoiced + any amounts required to pay all loans and advances from financial institutions, clients, Shareholders and Holdings and all Fiduciary Deductions, Taxes and Tax Provisions due as at Closing calculated on a pro-rata basis up to Closing in accordance with GAAP applied on a consistent basis for the past two years). (Schedule 1.1 Closing Cash).

                  "CLOSING DATE" shall mean October 31, 2003 or such earlier or later date as the Parties may agree.

                  "CONSULTING AGREEMENTS" shall mean a consulting agreement between Kischi and each of Yvon Dompierre and David Vincent provided as Schedule
1.1 Consulting Agreement. Said agreements shall contain, amongst others, duties, roles & responsibilities, administrative reporting structure, fee arrangements, services to be provided, deliverables, termination clauses and confidentiality, proprietary information definitions, non-compete and non-circumvent clauses.

                  "CORPORATIONS" shall mean Kischi and the Holdings, collectively.

                  "EFFECTIVE DATE" shall mean September 30, 2003, the date which this agreement becomes effective and binding upon the Shareholders, the Holdings, Kischi, and the Purchaser.

                  "FIDUCIARY DEDUCTIONS" shall mean all Federal and Provincial income taxes, Federal and Provincial capital taxes, Federal and Provincial deductions at source, general sales taxes, Provincial sales taxes and all other Taxes.

                  "FINANCIAL STATEMENTS" shall mean the:

                  o Kischi Annual Audited Financial Statements as at June 30th, 2001, 2002 and 2003 and the Kischi nine month Audited Financial Statements as at March 31st 2003.

                  o 2906694 Canada Inc. Annual Audited Financial Statements as at March 31st, 2001, 2002 and 2003. and the interim unaudited financial statement as at June 30, 2003.

                  o 3054276 Canada Inc. Annual Audited Financial Statements as at June 30th, 2001, 2002 and 2003.

                  "GAAP" shall mean generally accepted accounting principles in Canada as in effect from time to time.

                  "HYPOTHECS" shall mean the registered hypothecs in 3563456 Canada Inc. and in 3054276 Canada Inc. in favor of Yvon Dompierre and the registered hypothecs in 3563405 Canada Inc. and in 2906694 Canada Inc. in favor of David Vincent and the registered hypotecs in Kischi in favor of 3563456 Canada Inc and of 3054276 Canada inc. and of 3563405 Canada Inc. and of 2906694 Canada Inc. (Schedule 1.1 Hypothecs)

                  "LAURENTIEN BANK" shall mean the Laurentien Bank of Canada which provides Kischi with a 250,000 CAD operating credit facility.

                  "LIFE INSURANCE POLICIES" shall mean the existing and still in force life insurance policies of Yvon Dompierre and David Vincent to which Kischi is the owner and the beneficiary. (Schedule 1.1 Life Insurance Policies)

                  "LISTED COMPANY" shall mean the company which common shares are listed and are traded on the OTCBB identified by the Purchaser in its sole discretion, which will acquire all of the Purchaser's outstanding common shares and become the parent company of the Purchaser as at the Closing Date. (Schedule
1.1 Listed Company)

                  "LISTED SHARES" shall mean the Purchaser Shares owned by the Shareholders which will be exchanged on a one for one basis for treasury common shares of the Listed Company as at the Closing Date.
(Schedule 1.1 Listed Shares)

                  "LISTED SHARES SHAREHOLDERS" shall mean Yvon Dompierre, Jocelyn Mulder, David Vincent and/or companies controlled by them individually or jointly which the Listed Shares have been issued to in relation to the Closing.

                  "MANAGEMENT" shall mean the three management positions of Kischi, as at the Closing Date, namely Yvon Dompierre President and David Vincent Vice-President Finance and administration.

                  "PARTIES" shall mean the Shareholders, the Holdings, Kischi and the Purchaser.

                  "PERFORMANCE GUARANTEE" shall mean the commitments of Yvon Dompierre, and David Vincent to perform to the best of their capabilities, in a manner consistent with the last two years, their duties, roles and responsibilities as defined in their respective Consulting Agreements for a minimum period of twelve months from the Closing Date.

                  "PERSONAL BANKING GUARANTEES" shall mean the personal guarantees of Yvon Dompierre and David Vincent given to Laurentien Bank in relation to the 250,000 CAD operating credit facility accorded to Kischi. (Schedule 1.1 Personal Banking Guarantees)

                  "PURCHASE PRICE" shall mean the aggregate consideration of 2,500,000 CAD comprised as follows:

                  o        an amount of 1,500,000 CAD;

                  o        the Purchaser Shares.

                  "PURCHASED SHARES" shall mean the definition described in
Section 2.2 herein.

                  "PURCHASER SHARES" shall mean an amount of 1,000,000 CAD payable by the issuance of 4,000,000 fully paid and non-assessable common shares of the Purchaser. (Schedule 1.1 Purchaser Shares)

                  "SHAREHOLDERS AGREEMENT" shall mean the Memorandum of Unanimous Agreement of shareholders entered into at the City of Montreal, Province of Quebec, on the seventh day of June 2000 among 3054276 Canada Inc., 2906694 Canada Inc., 3563456 Canada Inc., 3563405 Canada Inc. and Kischi Konsulting Inc. (Schedule 1.1 Shareholders Agreement)

                  "STOCK OPTIONS" shall mean, 150,000 stock options of the Listed Company to be issued to each of Yvon Dompierre and David Vincent, on the same terms and conditions as of the Purchaser's Principals stock options, to be deposited with the Trust Agent prior to Closing. (Schedule 1.1 Stock Options)

                  "SUBSIDIARY" shall mean, with respect to any Person, any corporation of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

                  "TAXES" shall mean all Canadian, foreign, state, provincial, county and local income, ad valorem, excise, sales, use, real estate, transfer, withholding, unemployment, social security, taxes on dividends and other taxes, and assessments of or payable by the Corporations or otherwise chargeable against their assets or property (including but not limited to any such taxes resulting from the recharacterization of agents, consultants, management, salespersons and sub-subcontractors of the Corporations as "employees"). (Schedule 1.1 Taxes)

                  "TAX PROVISIONS" shall mean all Taxes payable as accounted for in the Financial Statements of Kischi and the Holdings and all Taxes accruals calculated on a pro-rata basis as at the Closing Date for Kischi and the Holdings in accordance with GAAP applied on a consistent basis for the past two years. (Schedule 1.1 Taxes Provisions)

                  "TRUST AGENT" shall mean the law firm chosen by the Shareholders, Holdings, and the Purchaser that will act as the closing agent for the Closing contemplated by this Agreement to which all documents, monies, shares certificates and all other Closing documents will be remitted or deposited in trust for the purpose of the Closing. (Schedule 1.1 Trust Agent)

1.2      INTERPRETATION

Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

1.3      PREAMBLES AND SCHEDULES

The preamble and, the Schedules referred to in this Agreement which are attached to this Agreement, form an integral part of this Agreement.

                         ARTICLE 2 - PURCHASE AND SALE

2.1      COMPREHENSIVE TRANSACTION

This Agreement is conditional upon the execution of the Comprehensive Transaction. If the Comprehensive Transaction does not close, this Agreement shall be terminated and become null and void, and the Parties will have no further recourses against each other.

2.2      PURCHASE AND SALE OF PURCHASED SHARES

Subject to the terms and conditions herein contained, at the Closing, the Shareholders shall sell, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Shareholders, the number of shares (the "Purchased Shares") of the Holdings and the Kischi outstanding shares owned by 3563405 Canada Inc. and 3563456 Canada Inc. set forth in Schedule 2.2 hereto, constituting all of the issued and outstanding shares of capital stock of the Corporations.

2.3      GUARANTEE OF CLOSING CASH

The Shareholders and the Holdings will cause and guarantee Kischi and the Holdings to have the Closing Cash as at Closing.

                      ARTICLE 3 - PURCHASE PRICE AND TERMS

3.1      PURCHASE PRICE

Subject to the terms and conditions herein contained, at Closing, the Purchaser will cause the Trust Agent, to remit to the Shareholders the Purchase Price in accordance with the Purchase Price delivery instructions ( Schedule 3.1).

3.2      CONSULTING AGREEMENTS

Yvon Dompierre and David Vincent will each sign Consulting Agreements prior to Closing on terms and conditions acceptable to the Parties.

3.3      PERSONAL BANKING GUARANTEES

The Purchaser, prior to Closing, will cause Laurentien Bank to cancel the Personal Banking Guarantees.

3.4      TRANSFER OF HYPOTHECS

Yvon Dompierre, David Vincent, 3563456 Canada Inc., 3054276 Canada Inc., 3563405 Canada Inc. and 2906694 Canada Inc. will sell, transfer and assign to the Purchaser and will subrogate the Purchaser in all of the Hypothecs.

3.5      BOARD OF DIRECTORS ELECTIONS

3.5.1 The Purchaser, at closing, shall cause two representatives of Kischi to be elected to the Board of Directors of Kischi and one representative of Kischi to be elected to the Board of Directors of the Listed Company.

3.5.2 If, as of the date of termination of the Consulting Agreement, and regardless of the reason for termination, the Service Provider is a director or officer of the Listed Company, Kischi or any affiliated companies, the Service Provider agrees and commits to immediately tender his resignation as a director and/or officer.

3.6      LIFE INSURANCE POLICIES

The Shareholders shall keep in force and shall continue to cause Kischi to pay the premiums and other charges payable with respect to or in connection with the Life Insurance Policies of which Kischi is the owner, (Schedule 3.8) as they become due and give proof of payment to the Purchaser and the Agent (as defined in the Shareholders Agreement), within 30 days after the due date thereof.

After Closing, the Purchaser will cause Kischi to continue to keep in force the Life Insurance Policies and to pay the premiums and other charges payable with respect to or in connection with the Life Insurance Policies of which Kischi is the owner, as they become due and give proof of payment to the Purchaser and the Agent (as defined in the Shareholders Agreement), within 30 days after the due date thereof.

3.7      SHAREHOLDERS AGREEMENT

At Closing, the Shareholders shall cause 3054276 Canada Inc., 2906694 Canada Inc., 3563456 Canada Inc., 3563405 Canada Inc. and Kischi to terminate, null and void the Shareholders Agreement

3.8      TAX ELECTIONS

The Parties agree to file elections under section 85 of the Income Tax Act (Canada) so that the Purchased Shares be deemed to have been acquired by the Purchaser and disposed of by the Shareholders at their adjusted cost base to the Shareholders.

3.9      DEPOSIT BY THE PARTIES TO THE TRUST AGENT

Three business days prior to Closing:

3.9.1 the Purchaser will deposit with the Trust Agent the Purchase Price, the Listed Shares and the Stock Options certificates.

3.9.2 the Shareholders will deposit with the Trust Agent the delivery instructions for the Purchase Price or such other instructions to the Trust Agent acceptable to all Parties. ( Schedule 3.1).

3.10     EXERCISE OF STOCK OPTIONS

Yvon Dompierre and David Vincent will be able to commence exercising their respective Stock Options the day following the 12 month anniversary of their Consulting Agreement and only if it is still in force.

    ARTICLE 4 - REPRESENTATIONS AND WARRANTIES RELATING TO THE CORPORATIONS

The Shareholders represent and warrant as of the date of this Agreement and again as of the date of Closing to the Purchaser as follows:

4.1      ORGANIZATION, POWER AND QUALIFICATION

Each of the Corporations is a corporation duly organized, validly subsisting under the laws of its incorporation, and has or had all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted.

4.2      CAPITALIZATION

The authorized capital stock of the Corporations consists and their issued and outstanding shares are as indicated in Schedule 2.2 hereto. The shares of the Holdings are owned of record and beneficially by the Shareholders as indicated in Schedule 2.2 hereto. The shares of Kischi are owned of record and beneficially by the Holdings as indicated in Schedule 2.2 hereto. All of the currently issued and outstanding shares of the capital stock of the Corporations are duly authorized, validly issued and outstanding, fully paid and non-assessable and have not been issued in violation of any shareholder rights under applicable law, or of the certificate or articles of amalgamation or by laws or the terms of any agreement to which the Corporations are a party or by which the Corporations are bound. The Corporations have no outstanding subscriptions, options, warrants, rights or other agreements granting to any person, firm or corporation any interest in or right to acquire from the Corporations at any time, or upon the happening of any stated event, any shares of the capital stock of the Corporation, or any interest therein.

4.3      NO VIOLATION

Except as disclosed in Schedule 4.3, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the assets owned or used by, or any of the capital stock of the Corporations under:

         (a) any term or provision of the certificate or articles of incorporation or by laws of the Corporations;

         (b) any contract, agreement, indenture, lease or other commitment to which the Corporations or the Shareholders are a party or by which the Corporations or the Shareholders are bound);

         (c) any judgment, decree, order, regulation or rule of any court or governmental authority; or

         (d) any statute, law, rule or regulation of any governmental body.

Except as disclosed in Schedule 4.3, no consent of, or notice to, any federal, provincial, or local authority, or any private person or entity, is required to be obtained or given by the Shareholders or the Corporations in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by the Shareholders or the Corporations.

4.4      FINANCIAL STATEMENTS

         (a) Attached to Schedule 4.4 are true and complete copies of the Corporations' Financial Statements including audited Balance Sheets, related Statements of Income, Retained Earnings and changes in financial position for the periods then ended (collectively, the "Annual Financial Statements").

         (b) Attached to Schedule 4.4 are true and complete copies of the Corporations' most recent unaudited interim Statement of Income of the Corporations together with notes thereto (collectively, the "Interim Financial Statements").

         (c) Except as set forth on Schedule 4.4, the Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the financial condition, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Corporations as of the respective dates thereof. All such Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the results of operations and changes in financial position of the Corporations for the periods covered thereby.

4.5      LIABILITIES AND OBLIGATIONS

Accept as set fourth on Schedule 4.5, the Corporations do not have any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature whatsoever which are not reflected in the Financial Statements except:

         (a) liabilities and obligations which are specifically disclosed in
Schedule 4.5; or

         (b) liabilities and obligations incurred in the ordinary course of business since the dates of the Annual Financial Statements and the Interim Financial Statements, respectively, and which are of the same nature as those set forth on the Annual Financial Statements and the Interim Financial Statements

There is no basis for assertion against the Corporations of any liabilities or obligations not adequately reflected, reserved against or given effect to in the Annual Financial Statements or Interim Financial Statements or in Schedule 4.5 except for liabilities and obligations described in this Section 4.5.

4.6      TAX RETURNS AND REPORTS

All federal, province, local and foreign income, excise, property, sales, use, information, payroll and other tax returns and reports required to be filed by the Corporations and the Shareholders (collectively the "Tax Returns") have been filed with the appropriate governmental agencies in a timely manner in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of the Corporations for the periods covered thereby. Except as set forth in Schedule 4.6, all Taxes which are called for as due by the Tax Returns, or which are claimed to be due, or which are otherwise due to any taxing authority from the Corporations have been properly accrued or paid. Except as disclosed in Schedule 4.6, no Tax will become due and payable by the Corporations as a result of the consummation of the transactions contemplated hereby. Neither the Shareholders nor the Corporations have received any notice of assessment or proposed assessment by either Canada Customs and Revenue Agency or the corresponding provincial authority (collectively, "CCRA") or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Corporations or their properties. There has been no disregard, in any Material respect, of any statute, regulation, rule or revenue ruling in the preparation of any tax return applicable to the Corporations. Except as disclosed in Schedule 4.6, there are no tax liens on any of the properties or assets of the Corporations and the Shareholders except for liens for current taxes not yet due and payable. Except as disclosed in Schedule 4.6, there is no basis for any additional assessment of any Taxes, penalties or interest with respect to the Corporations and the Shareholders. Neither the Shareholders nor the Corporations have waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect.

4.7      TITLE TO AND CONDITION OF ASSETS

The Corporations are the owner of and has good and marketable title to all of their properties and assets, including those assets and properties reflected in the Annual Financial Statements and the Interim Financial Statements in the amounts and categories reflected therein, and to all properties and assets acquired by the Corporations after the respective dates thereof, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever, except for: (a) the lien of current taxes not yet due and payable, and (b) other title exceptions disclosed and described in Schedule 4.7 hereto. Except as disclosed in Schedule 4.7, the properties and assets of the Corporations utilized in the operation of their business (including all buildings) are in good operating condition and repair, ordinary wear and tear excepted, are usable in the ordinary course of its business and, except as disclosed in Schedule 4.7, conform in all material respects to all applicable statutes, ordinances and regulations relating to their construction, use and operation.

4.8      LEASES

There is disclosed in Schedule 4.8 a description of all real estate (including buildings and improvements) leased by the Corporations (the "Real Estate") according to the character of the property and the location thereof. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties hereto. Neither the Corporations nor, to the knowledge of the Shareholders, is any other party thereto in default in any Material respect under any such lease or agreement nor has any event occurred which with the passage of time or giving of notice or both would constitute such a default. The continuation, validity and effectiveness of all such leases and material terms thereof will in no way be affected by the consummation of this Agreement, or, if any would be affected, the Shareholder shall use all necessary and reasonable means at their disposal to cause an appropriate consent to be delivered to the Purchaser prior to the Closing Date.

4.9      CONTRACTS

Schedule 4.9 contains a list of all oral and written contracts, agreements, commitments or understandings to which the Corporations are a party which require payments in excess of $50,000 per annum or are not subject to termination in 60 days or less. Except as set forth in Schedule 4.9, the Corporations are not a party to, or bound by, any oral or written contracts, agreements, commitments or understandings ("Contracts"):

         (a) for the employment of any officer or employee;

         (b) for the purchase or sale of capital stock or interests in or convertible to capital stock;

         (c) for the borrowing of money (including any mortgage, indenture or other instrument) or the guaranty of any obligation for the borrowing of money;

         (d) for leasing personal property (including, without limitation, leases for machinery and office equipment, furniture, fixtures, vehicles, tools and dies);

         (e) for vendor supply contracts or customer "blanket" purchase orders;

         (f) providing for the services of dealers, distributors, sales representatives or similar representatives;

         (g) for the purchase of equipment (including, without limitation, machinery, office equipment and fixtures); or

         (h) relating to the ownership, use or licensing of any patents, trademarks, trade names, brand names, copyrights, inventions, processes, know how, formulae, trade secrets or other proprietary rights. All of the Contracts constitute legal, valid and binding obligations of the Corporations, are in full force and effect, and neither the Corporations, nor, to the knowledge of the Shareholders, any other party thereto has violated any Material provision of, or committed or failed to perform any material act which with notice, lapse of time or both would constitute a default under the provisions of any Contract, the termination of which could have a Material adverse effect upon the properties, assets, liabilities, financial condition, results of operations or business prospects of the Corporations. Correct and complete copies of all written Contracts disclosed on Schedule 4.9 have been made available to the Purchaser.

4.10     NO DEFAULT, VIOLATION OR LITIGATION

Except as disclosed in Schedule 4.10, the Corporations are not in violation of any law, regulation or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, laws, regulations, orders, restrictions and compliance schedules applicable to environmental standards and controls, wages and hours, civil rights and occupational health and safety), except where the failure to so comply would not have a Material adverse effect on the Corporations and neither the Shareholders nor the Corporations have received any written notice of claimed non-compliance. Except as disclosed in Schedule 4.10, there are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of the Shareholders, threatened against, or involving, the Corporations or against its property or business. Except as set forth in Schedule 4.10, there is no basis known to the Shareholders for any such action which could have a Material adverse effect upon the properties, assets, liabilities, financial condition, results of operations or business prospects of the Corporations or its right to conduct its business as presently conducted. Except as set forth in Schedule 4.10, there are no judgements, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against the Corporations which Materially and adversely affect the properties, assets, liabilities, financial condition, results of operations or business prospects of the Corporations or their respective right to conduct its business as presently conducted.

4.11     APPROVALS

The Corporations possess or have applied for all material governmental and other permits, licenses, consents, certificates, orders, authorizations and approvals (the "Approvals") to own or hold under lease and operate their property and assets and to carry on their business as now conducted. Neither the Shareholders nor the Corporations have received any notice of proceedings relating to the revocation or modification of any such Approvals which, singly or in the aggregate, if the subject of an unfavourable ruling or finding, could Materially adversely affect the properties, assets, financial condition, results of operation or business prospects of the Corporations. The Approvals are identified in Schedule 4.11. The Corporations are operating in compliance with the provisions, terms and conditions of the Approvals.

4.12     TRANSACTIONS WITH AFFILIATES

Except as set forth in Schedule 4.12 or in the Financial Statements, no amounts have been paid (or deemed for accounting purposes to have been paid) by the Corporations to or received by the Corporations from the Shareholders or any of their Affiliates since August 1, 2003 for products or services (including amounts paid for administrative, purchasing, financial, or other services), other than in the normal course of business. All related transactions and inter company debts between the Shareholders and the Corporations shall be satisfied and eliminated prior to Closing.

4.13     CORPORATE RECORDS

All of the minute books and stock record books of the Corporations have been made available to the Purchaser and its agents for inspection, are accurate and correct in all Material respects, and contain all of the corporate minutes and stock records of the Corporations from inception to the date hereof. Such minutes and records for the period from this date to the Closing Date will be made available to the Purchaser on or before Closing. All accounts, books, ledgers, financial and other records of whatsoever kind of the Corporations have been fully, properly and accurately maintained in all Material respects and all transactions of the Corporations that are reflected therein are truly and accurately reflected in all Material respects. (Schedule 4.13)

4.14     OTHER MATERIAL ADVERSE INFORMATION

Except as expressly set forth in this Agreement and the Schedules or in the Financial Statements, or in the certificates or other documents delivered pursuant hereto, or matters which affect the economy generally or the industry generally of which the Corporations are a part, the Shareholders have no knowledge of any facts which will or may reasonably be expected to have any Material adverse effect on the value of the business or goodwill of the Corporations or upon their prospects or earning power.

4.15     DISCLOSURE

No representation or warranty of the Shareholders made hereunder or in the Schedules or in any certificate, statement or other document delivered by or on behalf of the Shareholders hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Copies of all documents referred to herein or in the Schedules have been delivered or made available to the Purchaser, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.

4.16     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties and covenants set forth herein and in any document, certificate or other instrument delivered by or on behalf of the Shareholders pursuant hereto shall survive the date hereof and the Closing of the transactions contemplated herein, notwithstanding any investigation made by the Purchaser, or on its behalf, prior hereto.

   ARTICLE 5 - ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

The Shareholders represent and warrant to the Purchaser as follows:

5.1      AUTHORIZATION

The Shareholders have full power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by the Shareholders pursuant hereto, and to consummate the transactions contemplated hereby and thereby. This Agreement and all other agreements and documents to be executed and delivered by the Shareholders pursuant hereto, constitute the valid and binding agreements of the Shareholders, enforceable in accordance with their respective terms.

5.2      NO VIOLATION

Neither the execution and delivery of this Agreement by the Shareholders, nor of any other agreement or document to be executed and delivered by the Shareholders pursuant hereto, nor the consummation by the Shareholders of the transactions contemplated hereby or thereby will constitute a violation of, or be in conflict with, or result in a cancellation of or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting the Purchased Shares owned by the Shareholders pursuant to, or result in the creation or imposition of any security interest, lien, or other encumbrance upon the Purchased Shares owned by the Shareholders under:

         (a) any contract, agreement, lease or other commitment to which the Shareholders are a party or by which the Shareholders are bound;

         (b) any judgement, decree, order, regulation or rule of any court or governmental authority; or

         (c) any statute or law.

Except as set forth in Schedule 5.2, no consent of, or notice to, any federal, state or local authority, or any private person or entity is required to be obtained or given by the Shareholder in connection with the execution, delivery and performance of this Agreement and the other agreements and documents to be executed, delivered and performed by the Shareholders pursuant hereto.

5.3      STOCK OWNERSHIP

The Shareholders are the lawful owner of record and beneficially of the Purchased Shares set forth in Schedule 2.2 hereto, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever, including, without limitation, subscriptions, options, warrants, rights or other agreements granting to any person, firm or corporation any interest in or right to acquire from the Shareholders at any time, or upon the happening of any stated event, any shares (or interests therein) of the Purchased Shares owned by the Shareholders.

          ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Shareholders as follows:

6.1      ORGANIZATION AND GOOD STANDING

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its province of incorporation, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. The Purchaser is duly qualified to do business and is in good standing in every jurisdiction in which a failure to so qualify could have a material adverse effect upon its properties, assets, financial condition, results of operation or business prospects.

6.2      AUTHORIZATION

The Purchaser has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by the Purchaser pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other agreements and documents to be executed and delivered by the Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the Purchaser's part and this Agreement and all other agreements and documents to be executed and delivered by the Purchaser pursuant hereto constitute the valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with their respective terms (subject, as to the enforcement of remedies, to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights generally). No consent of, or notice to, any federal, state or local authority, or any other person or entity is required to be obtained or made by the Purchaser in connection with the execution, delivery and performance of this Agreement and the other agreements and documents to be executed, delivered and performed by the Purchaser pursuant hereto.

6.3      NO VIOLATION

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the assets owned or used by, or any of the capital stock of the Purchaser under:

         (a) any term or provision of the certificate of incorporation or by laws (or other organic document) of the Purchaser;

         (b) any contract, agreement, indenture, lease or other commitment to which the Purchaser is party or by which the Purchaser is bound;

         (c) any judgment, decree, order, regulation or rule of any court or governmental authority; or

         (d) any statute or law.

Except as otherwise provided for herein, no consent of, or notice to, any federal, state, or local authority, or any private person or entity, is required to be obtained or given by the Purchaser in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by the Purchaser.

6.4      PURCHASER ISSUED AND AUTHORIZED CAPITAL.

The authorized capital of Purchaser consists of an unlimited number of common shares without par value. The issued share capital of Purchaser consists of no more than 20,000,000 common shares and, except for the Purchaser Shares to be issued in connection with the transactions contemplated hereby, no other securities of Purchaser are issued and outstanding. no person has any agreement or option or any right or privilege (whether by law, pre-emptive right, contract or otherwise) capable of becoming an agreement, option or right for the purchase, subscription, allotment or issuance of any unissued securities of Purchaser.

6.5      ISSUANCE OF PURCHASER SHARES.

The issuance of the Purchaser Shares has been duly authorized and when issued in accordance with the terms and conditions of this Agreement, the Purchaser Shares will be validly issued, fully-paid and non-assessable and will not be subject to, nor will they be issued in violation of, any pre-emptive rights.

                   ARTICLE 7 - COVENANTS OF THE SHAREHOLDERS

The Shareholders covenant and agree with the Purchaser that from the date hereof until the Closing or other termination of this Agreement, without the prior written consent of the Purchaser:

7.1      OPERATIONS

Except as otherwise expressly permitted by the terms hereof or as otherwise agreed to in writing by the Purchaser:

         (a) Each of the Corporations shall operate and conduct its business and operate its assets in the normal course of business and in substantial compliance with all applicable laws, rules and regulations;

         (b) Each of the Corporations shall maintain its tangible assets in as good a state of operating condition and repair as they are on the date hereof, except for ordinary depreciation and wear and tear;

         (c) The Shareholders shall not sell, pledge, lease, mortgage, encumber or otherwise dispose of any of the Purchased Shares and the Corporations shall not sell, pledge, lease, mortgage, encumber or otherwise dispose of any of its assets other than sales of inventory in the ordinary course of business;

         (d) The Corporations shall not accelerate the payment of any mortgage or any other obligation or commitment of theirs or relating to any of their assets except to the extent of that portion which is due and payable prior to the Closing Date in the ordinary course of business;

         (e) The Corporations shall preserve intact the organizations and personnel of the Corporations and keep available the services of all of their employees, agents, brokers, independent contractors and consultants, commensurate with their business requirements;

         (f) The Corporations shall preserve intact their customer relationships and the goodwill of all customers and others, in accordance with the ordinary course of business;

         (g) The Corporations shall keep in force all policies of insurance covering their business and assets.

         (h) The Corporations shall not enter into any contracts or commitments for the purchase or lease of equipment, for other capital expenditures, or become obligated upon any other contracts not in the ordinary course of business, involving in the aggregate, in excess of $10,000, without the prior written approval of the Purchaser, unless the approval or amount is waived or modified in writing by the Purchaser;

         (i) Except with the prior consent of the Purchaser, which shall not be unreasonably withheld, the Corporations will not declare or pay any dividend or make any other distribution to any shareholder with respect to the capital stock of the Corporations, will not purchase or redeem any of their shares of capital stock, will not issue rights or options to purchase or subscribe to any shares of their capital stock, issue or sell any shares of their capital stock or alter their equity interests, will not pay any fees to the Shareholders or any of their Affiliates outside the normal course of business;

         (j) The Corporations shall not acquire or agree to acquire (through redemption or otherwise) any of their outstanding securities, incur or agree to incur any obligations to issue securities nor issue, sell or dispose of any of the securities or options or rights convertible into securities of the Corporations, except as otherwise expressly approved in advance and in writing by the Purchaser; and

         (k) The Corporations shall not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of their business, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or (except as expressly contemplated by this Agreement) which would cause any of the representations, warranties or covenants of the Shareholders contained herein to be or become untrue.

7.2      NO SOLICITATION

Neither the Shareholders nor any officers, directors, employees, trustees or agents of the Corporations will prior to the Closing Date or other termination of this Agreement in accordance with its terms, whichever is earlier, solicit, negotiate, act upon or entertain in any way an offer from any other person or entity to purchase any of the Purchased Shares or the capital stock of the

Corporations or any asset of the Corporations (other than sales of inventory or services in the ordinary course of business). The Shareholders agree to promptly notify the Purchaser upon the receipt by any of them of an unsolicited competing offer in respect of such a purchase, and of the proposed terms thereof.

7.3      NOTIFICATION

The Shareholders agree to promptly notify the Purchaser in writing upon becoming aware of:

         (a) any Claims, Proceedings or Restrictions which could materially and adversely affect the assets, financial condition or prospects of the Corporations or its assets or the ability of the Shareholders to perform their obligations under this Agreement; and

         (b) any event or matter arising between the date hereof and the Closing that would render untrue or be inconsistent with any of the Shareholders' representations, warranties or covenants herein. Promptly after the date hereof, the Shareholders shall advise those managers of the Corporations who have not previously been so advised to advise the Corporations and the Shareholders promptly of any such matters of which the managers may become aware.

7.4      ADDITIONAL INFORMATION

The Shareholders will make available to the Purchaser and its authorized agents and accountants for inspection, at reasonable times and under reasonable circumstances, assets, business and financial records, management reports, all tax returns and working papers of the Corporations, files and memoranda of their public accountants and outside legal counsel and relevant materials relating to the Corporations, their assets or business for the purpose of making such accounting review, legal and audit investigation or examination deemed desirable by the Purchaser. The Shareholders will cause the officers, employees, public accountants and outside legal counsel of the Corporations to cooperate fully with such examination and to make a full and complete disclosure to the Purchaser of information requested by the Purchaser regarding the financial condition and business operations of the Corporations.

7.5      CONDITIONS

The Shareholders shall use commercially reasonable efforts to cause all of the conditions in Article 9 and elsewhere herein over which he has control to occur in time for the Closing and take all other actions and do, or cause to be done all things necessary, proper or advisable on the part of the Shareholders to consummate and make effective the transactions contemplated by this Agreement.

7.6      INTERIM OR ANNUAL FINANCIAL STATEMENTS

The Shareholders shall promptly provide the Purchaser with any interim or annual monthly and/or quarterly and/or annual financial statements with respect to any of the assets or operations of the Corporations prepared in the ordinary course of business or otherwise available to the Shareholders or to management of the Corporations together with any management reports so prepared regarding the Corporations.

7.7      GUARANTEES

The Shareholders shall have caused any guarantee by the Corporations of the debts or obligations of any third party to be terminated or released.

               ARTICLE 8 - ADDITIONAL COVENANTS TO THE PURCHASER

The Purchaser covenants with the Shareholders that, from and after the date hereof and until the Closing Date, it will:

8.1      NOTIFICATION

Promptly notify the Shareholders in writing of any lawsuits, claims, proceedings, or investigations of which the Purchaser may become aware that may be threatened, brought, asserted or commenced by or against the Purchaser which could Materially and adversely affect the Purchaser or the Purchaser's ability to perform its obligations under this Agreement.

8.2      CONDITIONS

Use commercially reasonable efforts to cause all of the conditions in Article 9 over which they have control to occur in time for the Closing, including, without limitation, the execution and delivery of the Consulting Agreement and take all other actions and do, or cause to be done, all things necessary, proper or advisable on the part of the Purchaser to consummate and make effective the transactions contemplated by this Agreement.

                       ARTICLE 9 - CONDITIONS TO CLOSING

9.1      MUTUAL CONDITIONS

The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

         (a) No suit, action or other proceeding or investigation shall to the knowledge of any party hereto be threatened or pending before or by any governmental agency or by any third party questioning the legality of this Agreement or the consummation of the transactions contemplated hereby in whole or in part.

         (b) All the directors and shareholders of the Shareholders shall have approved of the transaction contemplated by this Agreement.

9.2      CONDITIONS TO THE PURCHASER'S OBLIGATIONS

The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

         (a) All representations and warranties made by the Shareholders contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and the Shareholders shall have duly performed or complied with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to Closing.

         (b) The Shareholders shall have complied with and performed all agreements, covenants and conditions in this Agreement required to be performed and complied with by them on or before the Closing Date, and that all requisite action (corporate and other) in order to consummate this Agreement shall have been properly taken by the Shareholders.

         (c) No Material adverse change shall have occurred in the condition (financial or otherwise) of the Corporations, their assets or business considered as a whole.

         (d) The Purchaser shall have received from, counsel to the Shareholders, an opinion of such counsel, dated the Closing Date, in substantially the form attached hereto as Schedule 9.2(d).

         (e) All material authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by the Shareholders and the consummation by the Shareholders of the transactions contemplated hereby, shall have been obtained, and the Corporations or the Shareholders shall have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by the Corporations or the Shareholders under any contract to which the Corporations or the Shareholders are a party or for the continuation of any agreement to which the Corporations are a party and which relates and is material to the business of the Corporations.

         (f) The Shareholders shall have delivered to the Purchaser all instruments of assignment, transfer and conveyance of the Purchase Shares, including, without limitation, properly executed stock powers (assignments separate from certificate) and such other closing documents as shall have been reasonably requested by the Purchaser, all in form and substance reasonably acceptable to the Purchaser's counsel.

         (g) At the Purchaser's option, the Purchaser shall have received resignations of the directors and officers of the Corporations from their positions as such, together with releases of the Corporations by the Shareholders, directors and officers of any further liabilities or obligations which the Corporations may have to the Shareholders due to such relationship all in form and substance reasonably acceptable to the Purchaser's counsel.

         (h) The Corporations shall have kept in effect all existing policies of insurance covering their business, property and assets.

         (i) All amounts due the Corporations from any Affiliates, officers or employees shall have been paid in full. All Taxes, to the extent due and payable, have been paid and brought current.

         (j) The Purchaser shall have satisfactorily completed its due diligence review and audit of the Corporations' books and records and operations. The Purchaser shall be deemed to have waived this condition precedent unless the Purchaser notifies the Shareholders to the contrary before the Closing Date.

9.3      CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS

         (a) The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         (b) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and the Purchaser shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

         (c) All Material authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, shall have been obtained.

         (d) The Purchaser shall have delivered to the Shareholders all other closing documents as shall have been reasonably requested by the Shareholders, in form and substance reasonably acceptable to the Shareholders' counsel.

         (e) The Purchaser shall have complied with and performed all agreements, covenants and conditions in this Agreement required to be performed and complied with by it on or before the Closing Date, and that all requisite action (corporate and other) in order to consummate this Agreement shall have been properly taken by the Purchaser

         (f) The Purchaser shall have caused the Shareholders to be discharged of all the personal guarantees for debts of Kischi, as set out in Schedule 9.3(f).

         (g) The Purchaser and the Listed Company shall have obtained all required regulatory approvals for the Closing of this Comprehensive Transaction as set out in Schedule 9.3(g).

                            ARTICLE 10 - TERMINATION

10.1     TERMINATION OF AGREEMENT

This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing, as follows:

         (a) By mutual consent of the Parties hereto.

         (b) By the Purchaser on the one hand or by the Shareholders on the other hand by reason of the breach by the other in any Material respect of any of its or their representations, warranties, covenants or agreements contained in this Agreement which is not cured within five days from or date of written notice of such breach.

         (c) By the Purchaser on the one hand or by the Shareholders on the other hand if the conditions precedent to their respective obligations contained in Sections 9.2 or 9.3 hereof have not been met in all material respects on or prior to Closing.

         (d) By the Purchaser on the one hand or by the Corporations and the Shareholders on the other hand if any of the conditions described in Section 9.1 shall not have been fulfilled on or prior to Closing.

         (e) In the event of termination of this Agreement by reason of a material breach by any Party, then the non-offending Party shall have full recourse for any and all loss, costs, damages or liability suffered or incurred by them as a result of the breach.

         (f) Termination of this Agreement shall not relieve any Party from any obligations which are intended to be of a continuing nature.

10.2     TERMINATION OF AGREEMENT AND NON-RECOURSE

Provided that, as of the date of signature of the present Agreement, the Shareholders fully consent and cooperate and cause Kischi and the Holdings to fully consent and cooperate fully consents and cooperates with the Purchaser and its legal counsel and the Listed Company and its legal counsel by posing all acts, deeds, signatures, remittances required for the Closing in a complete and timely manner, this Agreement, if not extended by the Parties in writing prior to the Closing Date shall terminate, become null and void and the Parties will have no further recourses against each other.

                        ARTICLE 11 - GENERAL PROVISIONS

The Shareholders and the Purchaser further covenant and agree as follows:

11.1     WAIVER OF TERMS

Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written notice signed by the party or parties waiving such terms or conditions.

11.2     AMENDMENT OF AGREEMENT

This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the Shareholders and the Purchaser.

11.3     PAYMENT OF EXPENSES

The Corporations and the Purchaser shall each pay their own expenses, including, without limitation, the expenses of counsel, investment bankers and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby. In any action brought by either the Shareholders or the Purchaser to enforce any of the provisions of this Agreement and the other agreements and documents referred to herein, all expenses incurred by the prevailing party in connection with such actions, including reasonable attorneys' fees, shall be borne by the non prevailing party in such action.

11.4     CONTENTS OF AGREEMENT, PARTIES IN INTEREST, ASSIGNMENT

This Agreement and the other agreements and documents referred to herein set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

11.5     NOTICES

All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand delivery, certified or registered mail, return receipt requested; telex, telecopier, or next day air courier to the parties set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand; three days after deposit in the Canadian mail, if sent registered mail; when answered back, if telexed; upon delivery, with receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by air courier.

                  If to the Purchaser:           3323455 Canada Inc
                                                 38 Place du Commerce
                                                 Suite 10-515
                                                 Ile Des Soeurs, Quebec
                                                 H3E 1T8
                                                 Attn: Michel Marengere
                                                 Fax:  (514) 933-3057

                  With a copy to:                Lapointe Rosenstein
                                                 1250 Rene Levesque Ouest
                                                 Bureau 1400
                                                 Montreal, Quebec
                                                 H3B 5E9
                                                 Attn:  Pierre Barnard
                                                 Fax:  (514) 925-6376

                  If to the Shareholders:        David Vincent
                                                 1402 Tatlock Road
                                                 RR2
                                                 Almonte, Ontario
                                                 K0A 1A0
                                                 Fax:  (613) 256-3303

                  With a copy to:                Yvon Dompierre

Any party hereto may change its notice address by proper notice to the other parties.

11.6     BROKERS

The Purchaser, on the one hand, and the Shareholders, on the other hand, represent and warrant that none of them has retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated hereby for which the other may be liable or for which the Corporations may be liable.

11.7     SEVERABILITY

In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

11.8     COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9     HEADINGS

The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

11.10    GOVERNING LAW; JURISDICTION

This Agreement shall be governed, construed and enforced in accordance with the internal laws of the Province of Quebec and the parties hereto attorn to the jurisdiction of the courts thereof, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

11.11    INSTRUMENTS OF FURTHER ASSURANCE

Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

11.12    NO THIRD PARTY BENEFICIARIES

Nothing in this Agreement is intended nor shall it be construed to give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

11.13    CURRENCY

All monetary amounts expressed in this Agreement and all payments required by this Agreement are and shall be in Canadian dollars.

11.14    LANGUAGE

The parties hereto state their express wish that this Agreement as well as all documentation contemplated hereby, pertaining hereto or to be executed in connection herewith be drawn up in the English language only; Les parties aux presentes expriment leur desir explicite a l'effet que cette entente, de meme que tous documents envisages par les presentes, y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais seulement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

3323455 CANADA INC.                         3563405 CANADA INC.

Per:  /s/ Michael Marengere                 Per: /s/ David Vincent
---------------------------------           ---------------------------------
Michael Marengere                            David Vincent


3563456 CANADA INC.

Per: /s/ Yvon Dompierre                     /s/ David Vincent
---------------------------------           ---------------------------------
Yvon Dompierre                               DAVID VINCENT


/s/ Jocelyn Mulder                          /s/ Yvon Dompierre
---------------------------------           ---------------------------------
JOCELYN MULDER                               YVON DOMPIERRE



3054276 CANADA INC.                         2906694 CANADA INC.

Per: /s/ Yvon Dompierre                     Per: /s/ David Vincent
---------------------------------           ---------------------------------
Yvon Dompierre                               David Vincent


KISCHI KONSULTING INC.

Per: /s/ David Vincent
---------------------------------
David Vincent